Exhibit 4.1

NUMBER SHARES 00000000 00000000 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP000000000 THIS CERTIFIES THAT AMERICAN STOCKCOUNTER BY SIGNED IS THE OWNER OF TRANSFERAND & FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF TRUST PORTILLO’S INC. REGISTERED: transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. COMPANY IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers. AND DATED TRANSFER REGISTRAR PRESIDENT AND CHIEF EXECUTIVE OFFICER GENERAL COUNSEL AUTHORIZEDSIGNATURE AGENT

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